UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 27, 2004

YARDVILLE NATIONAL BANCORP

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY	0-26086	22-2670267
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2465 KUSER ROAD, HAMILTON, NEW JERSEY 08690
(Address of Principal Executive Offices)

(609) 585-5100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Index of Exhibits
PRESS RELEASE DATED NOVEMBER 1, 2004

Item. 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2004, the Board of Directors (the “Board”) of Yardville National Bancorp (“YNB”) elected Robert Workman and James E. Bartolomei to the Board. Mr. Workman has been added to the class of directors whose term will expire at the 2005 annual meeting of YNB’s stockholders. Mr. Bartolomei has been added to the class of directors whose term will expire at the 2005 annual meeting of YNB’s stockholders. Messrs. Workman and Bartolomei have both been appointed to the Audit Committee of the Board, and both are expected to be designated as audit committee financial experts (as defined by the SEC).

Messrs. Workman and Bartolomei, and/or their affiliates, have outstanding loans from YNB’s wholly-owned bank subsidiary, The Yardville National Bank (the “Bank”). None of these loans are currently past due or on non-accrual status, and the loans were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management of YNB and the Bank, did not involve more than normal risks of collectibility or present other unfavorable features.

YNB issued a press release on November 1, 2004 to announce the election of Messrs. Workman and Bartolomei. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated November 1, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP
Date: November 1, 2004	By:	Stephen F. Carman
Stephen F. Carman
Vice President and Treasurer

Index of Exhibits

Exhibit No.	Description
99.1	Press Release dated November 1, 2004